Exhibit 99.1

TRANSACTION SYSTEMS ARCHITECTS INC. 120 Broadway-Suite 3350 New York, NY 10271 646.348.6700 FAX 212.479.4000 News Release

For more information contact:

William J. Hoelting

Vice President, Investor Relations

402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects, Inc. Receives Additional Notice from NASDAQ

(NEW YORK — February 21, 2007) — Transaction Systems Architects, Inc. (NASDAQ: TSAI) (the “Company”) today announced that on February 15, 2007 it received an additional written Staff Determination notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2006.

In response to a similar letter the Company received in January 2007 following its failure to timely file its Form 10-K for the fiscal year ended September 30, 2006, the Company requested and was granted a hearing before the NASDAQ Listing Qualifications Panel scheduled to take place on February 22, 2007. The February 15, 2007 NASDAQ notice states that the December 31, 2006 10-Q filing delinquency serves as an additional basis for delisting the Company’s securities on the NASDAQ Global Select Market and that the NASDAQ Listing Qualifications Panel will consider this matter in rendering a determination regarding the Company’s continued

listing on the NASDAQ Global Select Market. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the hearing Panel, the Company’s common stock will continue to be traded on the NASDAQ Global Select Market.

About Transaction Systems Architects, Inc.

The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, mobile commerce, smart cards, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used in more than 2,050 product systems in 83 countries on six continents. Visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as the Company “believes,” “will,” “expects,” “looks forward to,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s request for continued listing on NASDAQ.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by the judgments and estimates underlying such assumptions or by known or unknown risks and uncertainties. These factors include, without limitation, the risk that additional information may arise from the preparation of the Company’s financial statements or other subsequent events that would require the Company to make additional adjustments than those previously disclosed, the timing and outcome of the NASDAQ hearing, and the impact of any actions that may be required or taken as a result of such review or the NASDAQ hearing and review process. Consequently, no forward-looking statement can be guaranteed. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release.

All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in the Company’s filings with the Securities and Exchange Commission. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2005, the Company’s Form 10-Q filed on February 9, 2006, the Company’s Form 10-Q filed on May 10, 2006, the Company’s Form 10-Q filed on August 9, 2006 and specifically the sections entitled “Factors That May Affect the Company’s Future Results or the Market Price of the Company’s Common Stock.”

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